UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act           □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

______________________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing second quarter 2023 results was made July 27, 2023 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

______________________________________________________________________________________________________

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Second Quarter 2023 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

July 27, 2023	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

Exhibit 99.0

Data I/O Reports Second Quarter 2023 Results

Automotive Electronics Momentum Drives 32% Growth in Bookings From First Quarter 2023

Significant Year-over-year Increases in Sales and Profits

Redmond, WA – July 27, 2023 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•       Net sales of $7.4 million; bookings of $7.6 million

•        Quarter-end backlog of $3.8 million

•       Gross margin as a percentage of sales of 59.1%

•       Net income of $300,000 or $0.03 per diluted share

•       Adjusted EBITDA* of $869,000

•       Cash & Equivalents of $11.9 million; no debt

•       Automotive Electronics represented 63% of year to date 2023 bookings

•       SentriX® security provisioning platform delivering increased growth of pay-per-use revenues

•        5 new customer wins

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the second quarter ended June 30, 2023, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “We delivered a strong quarter with revenue and bookings at multiyear highs. Business momentum accelerated through the second quarter 2023 primarily due to strength in automotive and industrial electronics demand in the Americas and Europe. Relative weakness in China has been more than offset by strength elsewhere. Through the first half of 2023, revenues increased by 50% from the prior year, and bookings in the second quarter of $7.6 million achieved the highest quarterly level in two years. We secured five new customer wins in the second quarter, including a marquee win at a global EV OEM. Data I/O continues to be the clear leader in EV vehicle programming worldwide. SentriX, our patented security provisioning platform, delivered increasing pay-per-use revenues as customers ramp their production volumes of secure IoT devices.

“Our continued momentum and the successful implementation of our growth initiatives are fueling our positive outlook.  We expect to benefit from long term secular and regulatory growth catalysts, including EV demand, growth in IoT and mandated security requirements. Semiconductor growth in automotive electronics is forecasted to grow 10-15% per year for several years, driving demand for programming worldwide.”

Financial Results

Data I/O’s financial results featured strong revenues, gross margin, profitability and bookings for the second quarter 2023.  This is combined with a strong balance sheet that is debt free.

Net sales in the second quarter 2023 were $7.4 million, up 55% as compared with $4.8 million in the second quarter 2022. The increase from the prior year period primarily reflects a more normalized operating environment and increased activity within the automotive electronics industry. Second quarter 2023 bookings were $7.6 million, up 32% from $5.7 million in the first quarter 2023 and 19% from $6.4 million in the second quarter 2022. There was an increase in orders from customers in the Americas and Europe.  Asia showed moderately improved order flow but overall demand continues to be impacted by the slower than expected economic recovery in China. Automotive electronics represented 63% of year to date bookings compared to 61% for all of 2022. Backlog at the end of second quarter 2023 remained strong at $3.8 million, and the Company ended the period with deferred revenue of $1.6 million. The Company expects a larger than normal percentage of scheduled backlog to be recognized as revenue in Q4.

Gross margin as a percentage of sales was 59.1% in the second quarter 2023, as compared to 57.8% in the same period of the prior year. The difference in gross margin as a percentage of sales reflects higher sales volume on relatively fixed costs, channel mix and product mix.

Total operating expenses in the second quarter 2023 of $4.2 million were up approximately $724,000 as compared to $3.5 million in the second quarter of the prior year. R&D expenses were $1.7 million in the second quarter 2023 compared to $1.6 million in the second quarter of the prior year reflecting continued investment in the Company’s technology platform to support continued and future growth. Selling, general and administrative (“SG&A”) expenses were $2.5 million in the second quarter 2023 compared to $1.9 million in the second quarter of the prior year. The higher SG&A expenses are primarily a result of higher channel and incentive compensation and IT spending.

Net income in the second quarter 2023 was $300,000, or $0.03 per diluted share, compared with a net loss of ($657,000), or ($0.08) per share, in the second quarter 2022. Included in net income is a foreign currency transaction gain of $196,000 for the second quarter of 2023 and $130,000 for the second quarter of 2022.  Also included in net income is income tax expense for foreign subsidiaries of $109,000 for the second quarter of 2023 and $61,000 for the second quarter of 2022.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was $869,000 in the second quarter 2023, compared to Adjusted EBITDA of ($65,000) in the second quarter 2022.

Data I/O’s balance sheet remained strong with cash at the end of the second quarter 2023 of $11.9 million, up from $11.5 million on December 31, 2022. The increase in cash from December 31, 2022 primarily reflects operating profitability, favorable foreign currency exchange rates and increased net interest income.  Data I/O had net working capital of $18.0 million on June 30, 2023, up from $17.6 million on December 31, 2022. The Company continues to have no debt.

CFO Succession

As previously announced on June 30, Gerald Ng joined the Company as Vice President of Finance on July 1, 2023. Effective August 16, 2023, he will become Chief Financial Officer, succeeding Joel Hatlen who is retiring after 32 years with the Company. “We express deep appreciation for the key role Joel has played over 32 years at the company.  Our employees, customers, partners and shareholders all hold him in the highest esteem.  We wish Joel well in retirement,” concluded Mr. Ambrose.

Financial Outlook for 2023

The Company provided a financial outlook for 2023 upon reporting year end 2022 results.  The second quarter 2023 financial results affirm the improved visibility and ongoing strength in the Company’s primary end markets.  For 2023, the Company now expects:

•       Double-digit revenue growth for the year, consistent with the long-term double-digit semiconductor growth rate in the automotive electronics industry;

•       Gross margins to be in the mid-to-high 50% range for the year; and

•       Operating expenses for the year to be higher than 2022 primarily due to increased R&D spending, sales commissions, variable compensation and currency effects.

Conference Call Information

A conference call discussing financial results for the second quarter ended June 30, 2023 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 9954796. The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data programming solutions and security deployment platform to secure the global electronics supply chain and protect IoT device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life.  These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.  See: dataio.com/Company/Patents.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, expected expenses, orders, deliveries, backlog and financial positions, semiconductor chip shortages, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the global COVID-19 pandemic, including the effects on the Company’s business from Shanghai’s COVID-19 lockdowns and recovery, impact on the demand for the Company’s products, and the Russian invasion of Ukraine including any related international trade restrictions. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions, part shortages and other risks including those described in the Company's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contacts:

Joel Hatlen
Data I/O Corporation 6645 185th Ave. NE, Suite 100
Redmond, WA 98052

Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net Sales	$7,398	$4,769	$14,629	$9,734
Cost of goods sold	3,025	2,011	5,954	4,673
Gross margin	4,373	2,758	8,675	5,061
Operating expenses:
Research and development	1,720	1,557	3,345	3,173
Selling, general and administrative	2,489	1,928	4,997	3,976
Total operating expenses	4,209	3,485	8,342	7,149
Operating income (loss)	164	(727)	333	(2,088)
Non-operating income (loss):
Interest income	49	1	84	2
Gain on sale of assets	-	-	-	57
Foreign currency transaction gain (loss)	196	130	122	71
Total non-operating income (loss)	245	131	206	130
Income (loss) before income taxes	409	(596)	539	(1,958)
Income tax (expense) benefit	(109)	(61)	(144)	(519)
Net income (loss)	$300	($657)	$395	($2,477)

Basic earnings (loss) per share	$0.03	($0.08)	$0.04	($0.29)
Diluted earnings (loss) per share	$0.03	($0.08)	$0.04	($0.29)
Weighted-average basic shares	8,904	8,709	8,861	8,665
Weighted-average diluted shares	9,075	8,709	9,052	8,665

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	June 30, 2023	December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,870	$11,510
Trade accounts receivable, net of allowance for
doubtful accounts of $135 and $147, respectively	4,725	4,992
Inventories	6,868	6,751
Other current assets	847	645
TOTAL CURRENT ASSETS	24,310	23,898

Property, plant and equipment – net	989	1,072
Other assets	1,802	2,195
TOTAL ASSETS	$27,101	$27,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,590	$1,366
Accrued compensation	1,723	1,670
Deferred revenue	1,363	1,575
Other accrued liabilities	1,542	1,596
Income taxes payable	91	112
TOTAL CURRENT LIABILITIES	6,309	6,319

Operating lease liabilities	1,087	1,500
Long-term other payables	218	237

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 9,018,875 shares as of June 30,
2023 and 8,816,381 shares as of December 31, 2022	22,165	21,897
Accumulated earnings (deficit)	(2,736)	(3,131)
Accumulated other comprehensive income	58	343
TOTAL STOCKHOLDERS’ EQUITY	19,487	19,109
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,101	$27,165

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(in thousands)
Net Income (loss)	$300	($657)	$395	($2,477)
Interest (income)	(49)	(1)	(84)	(2)
Taxes	109	61	144	519
Depreciation and amortization	130	152	288	293
EBITDA earnings (loss)	$490	($445)	$743	($1,667)

Equity compensation	379	380	628	671

Adjusted EBITDA, excluding equity compensation	$869	($65)	$1,371	($996)